Exhibit 1.1

Smart Share Global Limited
[•] American Depositary Shares
Representing [•] Class A Ordinary Shares
(par value US$0.0001 per share)

Underwriting Agreement

, 2021

Goldman Sachs (Asia) L.L.C.
Citigroup Global Markets Inc.

China Renaissance Securities (Hong Kong) Limited

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

c/o China Renaissance Securities (Hong Kong) Limited

Units 8107-08, Level 81

International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

Ladies and Gentlemen:

Smart Share Global Limited, an exempted company incorporated with limited liability under the law of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as the Representatives an aggregate of [•] American Depositary Shares, each representing two Class A ordinary shares, par value US$0.0001 per share, (together with Class B ordinary shares of the Company, the “Ordinary Shares”) of the Company (such [•] American Depositary Shares herein called the “Firm ADSs”). The Company also proposes to sell to the several Underwriters, at the election of the Representatives on behalf of the Underwriters, up to [•] additional American Depositary Shares of the Company (such [•] American Depositary Shares herein called the “Optional ADSs”). The Firm ADSs (including the Reserved ADSs (as defined below)) and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs.” The Class A ordinary shares, par value US$0.0001 per share, of the Company underlying the ADSs are herein called the “Underlying Shares.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated on or about [•], 2021, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary under the Deposit Agreement evidencing the ADSs. The ADSs will represent the right to receive the Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company hereby acknowledges that, as part of the proposed offering of the ADSs, it has requested Tiger Brokers (NZ) Limited, Futu Inc. and SNB Finance Holdings Limited (the “DSP Underwriters”) to administer a directed share program (the “Directed Share Program”) under which up to [•] Firm ADSs, or [•]% of the Firm ADSs to be purchased by the Underwriters (the “Reserved ADSs”), shall be reserved for sale by the DSP Underwriters at the initial public offering price to the Company’s directors, officers, employees, business associates and other persons having a relationship with the Company as designated by the Company (collectively, “Directed Share Participants”) as part of the distribution of the ADSs by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The number of ADSs available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved ADSs. The Underwriters may offer any Reserved ADSs not purchased by Directed Share Participants to the general public on the same basis as the other ADSs being issued and sold hereunder. The Company has supplied the DSP Underwriters with the names, addresses and telephone numbers of the Directed Share Participants. It is understood that any number of the Directed Share Participants may decline to participate in the Directed Share Program.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                      The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)                                     A registration statement on Form F-1 (File No. 333-254228) (the “Initial Registration Statement”) in respect of the Underlying Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; a registration statement on Form F-6 (File No. 333-254694) relating to the ADSs has been filed with the Commission and such registration statement has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (File No. 001-[•]) (the “Form 8-A Registration Statement”) to register, under Section 12(b) of the Exchange Act, the Underlying Shares and the ADSs; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, the ADS Registration Statement, the Form 8-A Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors (including any presentation slides used in connection with such communication) undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the ADSs is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)                                  (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof);

(iii)                               For the purposes of this Agreement, the “Applicable Time” is [•]: [•] [am/pm] (Eastern time) on the date of this Agreement; the Pricing Prospectus and each Issuer Free Writing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), at the time each was filed with the Commission, and, in each case, at the Applicable Time and any Time of Delivery, conformed and will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; each bona fide electronic road show (as defined in Rule 433(h)(5) under the Act), when considered together with the Pricing Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Prospectus, as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) hereof), will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof);

(iv)                              The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery (as defined in Section 4(a) hereof), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof); the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pricing Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), except to the extent permitted by Regulation S-T;

(v)                                 The Company’s subsidiaries and its consolidated variable interest entity (the “VIE”) listed in Schedule II hereto shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Controlled Entities, taken as a whole, have not (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) entered into or assumed any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and the Controlled Entities taken as a whole or incurred, assumed or acquired any liability or obligation, direct or contingent, that is material to the Company and the Controlled Entities taken as a whole, or (iii) acquired or disposed of or agreed to acquire or dispose of any business or other assets that is material to the Company and the Controlled Entities taken as a whole, in each case otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus; since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been (x) any material change in the issued shares (other than as a result of (i) the grant, vesting, exercise or settlement, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity incentive plan that is described in the Registration Statement, the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Registration Statement, the Pricing Prospectus and the Prospectus), short-term debt or long-term debt of the Company and its Controlled Entities, taken as a whole, or (y) any Material Adverse Effect (as defined in this paragraph); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Controlled Entities, taken as a whole, except as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vi)                              The Company and its Controlled Entities have good and marketable title (or, in the case of a real property located in the PRC, valid real estate ownership certificates with respect to such real property) to the real property and to all personal property owned by them, in each case material to the business of the Company and its Controlled Entities taken as a whole, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Controlled Entities; and any real property and buildings held under lease by each of the Company and its Controlled Entities that are material to their business are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Controlled Entities;

(vii)                           Each of the Company and each of the Controlled Entities has been (i) duly organized or incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, with power and authority (corporate and other) to own, lease or operate its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and each of the Company’s Controlled Entities has been listed in the Registration Statement; the currently effective memorandum and articles of association or other constitutional or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in in full force and effect, and the seventh amended and restated memorandum and articles of association of the Company adopted by special resolution passed on March 12, 2021, effective immediately prior to the closing of the offering of the ADSs, the form of which filed as Exhibit 3.2 to the Registration Statement, or other constitutional or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and, immediately prior to the closing on the First Time of Delivery of the ADSs offered and sold hereunder, will be in full force and effect;

(viii)                        The Company has an authorized share capital as set forth in the Pricing Prospectus and all of the issued shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to their description contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of each Controlled Entity of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly, indirectly or beneficially by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances pursuant to the VIE Agreements (as defined hereof) as described in the Pricing Prospectus and the Prospectus;

(ix)                              The Underlying Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and registered in the Company’s register of members against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to their description contained in the Pricing Disclosure Package and the Prospectus; and the Underlying Shares are not issued in violation of any preemptive or similar rights;

(x)                                 The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of such ADRs evidencing the ADSs specified therein and in the Deposit Agreement;

(xi)                              No holder of any ADSs or Underlying Shares after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such ADSs or Underlying Shares;

(xii)                           Neither the Company nor any of its Controlled Entities has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the sale or resale of the ADSs;

(xiii)                        There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(xiv)                       Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period as defined herein. Each person or entity set forth on Schedule IV hereto, which includes all officers, directors and shareholders of the Company and certain share-based award holders holding in the aggregate no less than 80% of the vested share-based awards of the Company at the beginning of the Lock-Up Period, has furnished to the Representatives on or prior to the date hereof an agreement or agreements substantially in the form of Annex II hereto (the “Lock-Up Agreement”);

(xv)                          The issuance of the Underlying Shares by the Company, the deposit of the Underlying Shares with the Depositary, the issuance and sale of the ADSs, the execution and delivery of this Agreement and the compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated in this Agreement, the Deposit Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the property or assets of the Company or any of its Controlled Entities is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational or constitutional document) of the Company or any of its Controlled Entities, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Controlled Entities or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Underlying Shares to be sold by the Company, the deposit of the Underlying Shares with the Depositary, the issuance and sale of the ADSs, the performance by the Company of its obligations under this Agreement and the Deposit Agreement, or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except such as have been obtained under the Act, the approval by the FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters;

(xvi)                       There are no affiliations or associations between (A) any member of FINRA and (B) the Company or any of its Controlled Entities or any of their respective officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission;

(xvii)                    Except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus, no transaction, stamp or other issuance, registration, capital, value-added, documentary or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC, Hong Kong, the British Virgin Islands, the Cayman Islands or any political subdivision or taxing authority thereof or therein or in connection with (A) the issuance of the Underlying Shares and their deposit with the Depositary; (B) the issuance of the ADSs by the Depositary; (C) the sale and delivery of the ADSs by the Underwriters as part of the Underwriters’ distribution of the ADSs as contemplated hereunder; and (D) the execution, delivery, performance and admission in court proceedings of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby and thereby, save that this Agreement and the Deposit Agreement may be subject to Cayman Islands stamp duty if they are executed in or brought into the Cayman Islands;

(xviii)                 VIE Agreements and Corporate Structure.

(A)                               The description of the corporate structure of the Company and the agreements under the caption “Corporate History and Structure” in the Registration Statement, the Pricing Prospectus and the Prospectus by and among the Company’s subsidiaries, the VIE, and the shareholders of such VIE, as the case may be (each such agreement a “VIE Agreement” and collectively, the “VIE Agreements”), is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading, and there is no other material agreement relating to the corporate structure or the operation of the Company and the Controlled Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(B)                               Each party to any VIE Agreement has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its obligations under such agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered each such agreement. Each VIE Agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms. Except for (i) the equity pledge registration with the State Administration for Market Regulation or its local branches, and (ii) the approval, registration and/or filing requirements for the exercise of the call options under the exclusive call option agreement, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company comply with all applicable laws and regulations of the PRC except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, and neither the corporate structure nor the VIE Agreements violates, breaches, contravenes or otherwise conflicts with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries and the VIE or the shareholders of the VIE in any jurisdiction challenging the validity of any of the VIE Agreements, and no such proceeding, inquiry or investigation is threatened in any jurisdiction;

(C)                               The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or, constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Controlled Entities pursuant to (i) the organizational or constitutional documents of the Company or any of the Controlled Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto;

(D)                               The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIE, through its rights to authorize the shareholders of the VIE to exercise its voting rights.

(xix)                       Neither the Company nor any of its Controlled Entities is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational or constitutional document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Controlled Entities or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clauses (ii) and (iii) above, for any such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(xx)                          The statements set forth in the Registration Statement, Pricing Prospectus and the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholder,” “Related Party Transaction,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation”, and “Underwriting”, insofar as they purport to summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters, agreements, documents or proceedings described therein in all material respects;

(xxi)                       There are no related-party transactions involving the Company or any of its Controlled Entities, or any other person required to be described in the Pricing Prospectus and the Prospectus which have not been described as required;

(xxii)                    The ADSs have been approved for listing on the Nasdaq Global Market, subject to notice of issuance;

(xxiii)                 Except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus, (A) the Company and its Controlled Entities possess, and are in compliance with the terms of, all certificates, authorizations, orders, franchises, licenses and permits and has made all declarations and filings (collectively, the “Licenses”) necessary or material to the conduct of their business now conducted in all material respects, except for such as would not, individually or in the aggregate, result in a Material Adverse Effect; (B) the Company and its Controlled Entities have not received any notice of proceedings relating to the revocation or modification of any License that would have, individually or in the aggregate, a Material Adverse Effect; and (C) all of the Licenses are valid and in full force and effect, , except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect;

(xxiv)                Except as otherwise disclosed under the caption “Risk Factors — Risks Relating to Our Business and Industry” in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Controlled Entities own, possess, can acquire on reasonable terms or have other rights to use, all trade and service marks, trade names, patent rights, copyrights, domain names, inventions, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, the “Intellectual Property Rights”) necessary or material to the conduct of their business now conducted or as proposed in the Registration Statement, Pricing Disclosure Package and the Prospectus to be conducted, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise disclosed under the caption “Risk Factors — Risks Relating to Our Business and Industry” in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Controlled Entities; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or its Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Controlled Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its Controlled Entities infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used by the Company or its Controlled Entities in their businesses has been obtained or is being used by the Company or its Controlled Entities in violation of any contractual obligation binding on the Company or any of its Controlled Entities in violation of the rights of any persons; (vii) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of the employees it currently employs are in or have ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Controlled Entities, or actions undertaken by the employee while employed with the Company or the Controlled Entities; (viii) neither the Company nor any of the Controlled Entities are under an obligation to assign any of their rights in their patents and patent applications to a third party; (ix) the Company and the Controlled Entities are not in breach of, and have complied in all respects with all terms of, any license or other agreement relating to Intellectual Property Rights; and (x) the business of the Company and the Controlled Entities are conducted in compliance with the applicable intellectual property laws and regulations in the PRC and all other applicable jurisdictions in all respects, except in each case covered by clauses (i) through (x) such as would not, if determined adversely to the Company or any of its Controlled Entities, individually or in the aggregate, have a Material Adverse Effect;

(xxv)                   Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, each of the Company and the Controlled Entities that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to ensure compliance by each of its shareholders, directors, officers, share-based award holders and employees, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the CSRC (as defined below) and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, director, officer, share-based award holder and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(xxvi)                The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange on August 8, 2006, and as amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as disclosed in the Registration Statement, the Pricing Prospectus and Prospectus, the issuance and sale of the Underlying Shares and the ADSs, the listing and trading of the ADSs on the Nasdaq Global Market (the “Exchange”) and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the First Time of Delivery or a Second Time of Delivery, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC;

(xxvii)             The Company and its Controlled Entities and their respective properties, assets and operations are in compliance with, and the Company and each of its Controlled Entities hold all permits, licenses, authorizations and approvals required under, Environmental Laws (as defined below), except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, authorizations or other approvals or failure to comply with the terms and conditions of such permits, licenses, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the best of the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of its Controlled Entities under, or to interfere with or prevent compliance by the Company or any of its Controlled Entities with, Environmental Laws, which would individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its Controlled Entities (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the best of the Company’s knowledge, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(xxviii)          The Company and its Controlled Entities carry, or are covered by, insurance for the conduct of their respective businesses, operations, personnel and the value of their respective properties, if applicable, in such amounts and covering such risks as is adequate and as is customary for companies engaged in similar businesses; and neither the Company nor any of the Controlled Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(xxix)                No material relationships or material transactions, direct or indirect, exist between any of the Company or its Controlled Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(xxx)                   (i) Each of the Company and its Controlled Entities has paid all income and other material taxes required to be paid by each of them, and any other assessment, fine or penalty levied against them by any governmental authority to the extent that any of the foregoing is due and payable (other than any taxes the amount or validity of which is currently being contested in good faith and for which adequate reserves have been established in accordance with applicable accounting principles) and timely filed all required tax returns, reports and filings that have been due and for which no extensions have been granted, or have been granted extensions thereof, and such returns, reports or filings are not the subject of any disputes with revenue or other authorities, and no tax deficiency has been, or could reasonably be expected to be, asserted against the Company or any of its Controlled Entities, except, in each case, for any failure to pay tax or other assessment, fine or penalty or file a tax return or any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect, and (ii) all local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Controlled Entities as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC as of the date hereof;

(xxxi)                No labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its Controlled Entities exists or, to the knowledge of the Company, is imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect; the Company is not aware of any existing or imminent labor dispute, work stoppage, slow down or other conflict with the employees of any of its or its Controlled Entities’ principal customers, suppliers or contractors that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and the Controlled Entities are and have been at all times in compliance with all applicable labor laws and regulations, and no governmental investigation or proceedings with respect to labor law compliance exists or, to the best knowledge of the Company, is imminent;

(xxxii)             Neither the Company nor any of its Controlled Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and which is not so described;

(xxxiii)          Neither the Company nor any of its Controlled Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements specifically referred to or described in the Registration Statement, the Pricing Prospectus and the Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its Controlled Entities or, to the Company’s knowledge, any other party to any such contract or agreement;

(xxxiv)         Except as otherwise disclosed under the caption “Risk Factors—Risks Relating to Our Business and Industry” in the Registration Statement, there are no legal, arbitration or governmental proceedings (including, without limitation, governmental investigation or inquiries) pending to which the Company or any of its Controlled Entities or, to the knowledge of the Company, any officer or director of the Company is a party or of which any property or assets of the Company or any of its Controlled Entities or any officer or director of the Company is the subject which, if determined adversely to the Company or any of its Controlled Entities (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xxxv)            Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Underlying Shares thereof may be paid by the Company to the Depositary and then passed on by the Depositary to the holders of the ADSs in United States dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein;

(xxxvi)         Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its Controlled Entities is currently prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its share capital, from making or repaying any loans or advances to the Company or any other Controlled Entities or from transferring any of its property or assets to the Company or any other Controlled Entity. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, all dividends and other distributions declared and payable may be converted into foreign currency and freely transferred out of such entity’s jurisdiction of incorporation and may be paid in United States dollars, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of such entity’s jurisdiction of incorporation and are otherwise free and clear of any other tax, withholding or deduction in such entity’s jurisdiction of incorporation, and without the necessity of obtaining any governmental authorization in such entity’s jurisdiction of incorporation;

(xxxvii)      [Reserved];

(xxxviii)   The application of the net proceeds from the offering of the ADSs, as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not, (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Controlled Entity, (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Controlled Entity or (iii) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any Controlled Entity;

(xxxix)         The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xl)                              The Company was not a passive foreign investment company (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on its current projected income, assets and activities, taking into account the projected market value of its ADSs following this offering, the Company does not expect to be a PFIC for the current taxable year or in the foreseeable future;

(xli)                           At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the ADSs, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xlii)                        PricewaterhouseCoopers Zhong Tian LLP, who have certified certain financial statements of the Company and its Controlled Entities, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xliii)                     The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply from the effectiveness of the Registration Statement. Except as otherwise disclosed under the caption “Risk Factors—Risks Relating to Our Business and Industry” in the Registration Statement, the Pricing Prospectus and the Prospectus, (x) the Company has established and maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (y) the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xliv)                    Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xlv)                       The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Controlled Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established;

(xlvi)                    This Agreement has been duly authorized executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the description of this Agreement and the Deposit Agreement contained in each of the Registration Statement, the Pricing Prospectus and the Prospectus is true and accurate in all material respects;

(xlvii)                 (A) None of the Company, or any Controlled Entity, or any affiliate, director, officer or employee of the Company or any Controlled Entity, nor, to the Company’s best knowledge, any agent, representative or other person associated with or acting on behalf of the Company or any Controlled Entity (i) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the UK Bribery Act (2010), and any other applicable anti-bribery or anti-corruption laws, rules or regulations; (ii) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his lawful duties, influence official action, or secure, obtain or retain business or any other improper advantage; or (iv) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; (B) neither the Company nor any Controlled Entity will use, directly or indirectly, the proceeds of the offering contemplated hereby in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”); and (C) the Company and its Controlled Entities and their respective affiliates have conducted their businesses in compliance with applicable Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Controlled Entity with respect to the Anti-Corruption Laws is pending or, to the best knowledge of the Company, threatened;

(xlviii)              The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended (including by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 or the U.S. PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations promulgated thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any Controlled Entity (collectively, the “Anti-Money Laundering Laws”); and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(xlix)                    None of the Company, or any Controlled Entity, or any director, officer, affiliate or employee of the Company or any Controlled Entity nor, to the Company’s best knowledge, any agent or representative of the Company or any Controlled Entity, is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by one or more Persons that are (such Persons referred to as “Sanctioned Persons”): (i) the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”), the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized, or resident in, or a national, governmental entity, or agent of, a country, region or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea region of Ukraine (each, a “Sanctioned Country”), and the Company and its Controlled Entities will not, directly or indirectly, use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any Sanctioned Person, or in any country or territory, that, at the time of such funding or facilitation is, or whose government is, the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; the Company and the Controlled Entities have not engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions directly or indirectly with any Sanctioned Person, or any country, region or territory, that at the time of the dealing or transaction is or as, or whose government was, the subject or the target of Sanctions;

(l)                                     The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and the Controlled Entities at the dates indicated and the consolidated statement of operations, shareholders’ equity and cash flows of the Company and the Controlled Entities for the periods specified; said financial statements have been prepared in compliance as to form in all material respects with the U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus and the Prospectus under the Act or the rules and regulations promulgated thereunder; all disclosures included in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measure” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(li)                                  The statements set forth under the captions “Critical Accounting Policies” and “Recent Accounting Pronouncements” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Pricing Prospectus and the Prospectus, contains an accurate, complete and fair description of: (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its Controlled Entities on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C)  the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies.

(lii)                               The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Pricing Prospectus and the Prospectus contains an accurate, complete and fair description of (x) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof that the Company believes would materially affect liquidity and are reasonably likely to occur, (y) all off-balance sheet transactions, arrangements and obligations that are reasonably likely to have a material effect on the liquidity of the Company or its Controlled Entities or the availability thereof or the requirements of the Company or its Controlled Entities for capital resources, and (z) changes in financial condition, revenues and expenses, liquidity, capital expenditures or capital resources during the periods specified in the Registration Statement, the Pricing Prospectus and the Prospectus. There are no outstanding guarantees or other contingent obligations of the Company or its Controlled Entities that could reasonably be expected to have a Material Adverse Effect;

(liii)                            All operating and other Company data disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, including but not limited to, the number of points of interests, the number of registered users, the number of power banks and average revenues per power bank, are true and accurate in all material respects;

(liv)                           Any third-party statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consents to the use of such data from such sources to the extent required;

(lv)                              (A) The Company and its Controlled Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Controlled Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Controlled Entities have established, implemented and maintained commercially reasonable technical and organizational measures to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including (i) the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Controlled Entities, and any such data processed or stored by third parties on behalf of the Company and its Controlled Entities and (ii) all personal, personally identifiable, sensitive, confidential or regulated data used in connection with the operation of the Company and its Controlled Entities )(the “IT Systems and Data”) consistent with industry standards and practices in material respects, or as required by applicable regulatory standards. There has been no material security breach, violations, outages, unauthorized access or disclosure, attack, incident or other compromise of or relating to such IT Systems and Data, nor any incidents under internal review or investigations relating to the same. The Company and its Controlled Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification;

(lvi)                           Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(lvii)                        From the time of initial confidential submission of a registration statement relating to the ADSs with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(lviii)                     The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act, (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications, and (iii) has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications;

(lix)                           The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(lx)                              The choice of the law of the State of New York as the governing law of this Agreement or the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and will be observed and given effect by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 19 hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”). The Company has the power to submit, and, pursuant to Section 7.7 of the Deposit Agreement has legally, validly and effectively submitted, to the personal jurisdiction of each New York Court. The Company has the power to designate, appoint and authorize, and pursuant to Section 19 hereof and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Deposit Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19 hereof and Section 7.7 of the Deposit Agreement;

(lxi)                           The Company or any of its respective properties, assets or revenues does not have any right of immunity under the laws of Cayman Islands, PRC or New York, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 hereof; and

(lxii)                        Except as described under the section “Enforceability of Civil Liabilities” in the Registration Statement, Pricing Prospectus and the Prospectus, the courts of the Cayman Islands, Hong Kong and the PRC would recognize as a valid judgment any final monetary judgment obtained against the Company in any New York Court;

(lxiii)                     At and immediately after each Time of Delivery (as defined in Section 4(a) hereof), the Company (after giving effect to the issuance of the ADSs, the application of the proceeds therefrom and the other transactions related thereto as described in each of the Pricing Prospectus and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; and (iii) assuming consummation of the issuance of the ADSs as contemplated by this Agreement, the Deposit Agreement, the Pricing Prospectus and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature;

(lxiv)                    The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectuses and any Written Testing-the-Waters Communication comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(lxv)                       No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Reserved ADSs are offered outside the United States;

(lxvi)                    The Company has specifically directed in writing the allocation of Reserved ADSs to each Directed Share Participant in the Directed Share Program, and none of the DSP Underwriters or any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision; and

(lxvii)                 The Company has not offered, or caused any of the DSP Underwriters or their affiliates to offer, Reserved ADSs to any person pursuant to the Directed Share Program (i) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule III hereof or (ii) with the specific intent to unlawfully influence (x) a customer or supplier of the Company or any of its Controlled Entities to alter the customer or supplier’s terms, level or type of business with the Company or any of its Controlled Entities, or (y) a trade journalist or publication to write or publish favorable information about the Company or any of its Controlled Entities or any of their respective products or services.

2.                                      Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$[•] per ADS, the number of Firm ADSs (to be adjusted by you so as to eliminate fractional shares) set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs, provided that the purchase price per Optional ADSs shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                      Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

4.                                      (a) The ADSs to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the accounts specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm ADSs, [•] [a.m./p.m.], [New York time], on [•], 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, [•] [a.m./p.m.], [New York time], on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof will be delivered at the offices of Cooley LLP: c/o Room 3501-3505, 35/F Two Exchange Square, 8 Connaught Place, Central, Hong Kong (the “Closing Location”) all at such Time of Delivery, provided, however, that unless physical delivery is requested by the Representatives, such documents may be delivered electronically. Final drafts of documents shall be delivered for review by 4 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                      The Company agrees with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Underlying Shares and ADSs, of the suspension of the qualification of the Underlying Shares and ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)                                  Prior to [•], [New York City time], on the [second] New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                                 To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its Controlled Entities (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                                  (i)                                     During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, pledge, sell, contract to sell, sell any option to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the ADSs, including but not limited to any options or warrants to purchase Ordinary Shares or American Depositary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or American Depositary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or American Depositary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or American Depositary Shares or such other securities, in cash or otherwise (other than the Ordinary Shares or the American Depositary Shares to be sold hereunder or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), or (iii) publicly disclose the intention to do any of the foregoing, without the prior written consent of the Representatives; the restrictions contained in this paragraph shall not apply to (x) any registration statement on Form S-8 to register securities to be issued pursuant to any employee share option plans existing on the date of this Agreement as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, or (y) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or American Depositary Shares, provided that (A) such plan does not provide for the transfer of Ordinary Shares or American Depositary Shares during the Lock-Up Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or American Depositary Shares may be made under such plan during the Lock-Up Period.

In addition, the Company will not, without the prior written consent of the Representatives on behalf of the Underwriters, accelerate the vesting schedule of any options or other equity-based awards during the Lock-Up Period.

(ii)                                  If the Representatives, in their sole discretion, agree to release or waive the restrictions in Lock-Up Agreements pursuant to Section 8(m) hereof, in each case for an officer or director of the Company prior to the expiration of the Lock-Up Period, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)                                   (i) To cause each director or officer, or holder of share-based awards under the Company’s equity incentive plan who has not entered into a Lock-Up Agreement contemplated hereunder to be subject to and comply with all of the restrictions set forth in such Lock-Up Agreement, and (ii) not to instruct its share registrar to give effect to any share transfers directly or indirectly by any shareholder during the Lock-Up Period which are not in compliance with the Lock-Up Agreement;

(g)                                  To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated Controlled Entities certified by independent public accountants) (which may be through the filing of an Annual Report on Form 20-F on EDGAR);

(h)                                 During a period of five years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that the Company is not required to furnish such reports, communications (financial or other) or financial statements to the extent they are publicly available on the website of the Company or the Commission);

(i)                                     To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or its Controlled Entities;

(j)                                    To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(k)                                 If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by or prior to 10:00 p.m., Washington, D.C. time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives;

(l)                                     Not to (and to cause it Controlled Entities Not to) take, directly or indirectly, any action which is designed to or which would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Underlying Shares and ADSs;

(m)                             Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the online offering of the ADSs (the “Marks”); provided, however, that the Marks shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(n)                                 To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved ADSs are offered in connection with the Directed Share Program;

(o)                                 In connection with the Directed Share Program, to ensure that the Reserved ADSs will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of six months following the date of the effectiveness of the Registration Statement (it being understood that the DSP Underwriters will notify the Company as to which Directed Share Participants will need to be so restricted); and to direct the transfer agent to place stop transfer restrictions upon such securities for such period of time;

(p)                                 To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the ADSs within the meaning of the Act and (ii) completion of the Lock-Up Period; and

(q)                                 To indemnify and hold harmless the Underwriters against any stamp, transaction, issuance, capital, value-added, documentary, transfer tax or other similar taxes (excluding net income taxes on the Underwriter’s fees), including any interest or penalties thereon, imposed under the laws of Cayman Islands, Hong Kong or the PRC or any political sub-division or taxing authority thereof or therein that is payable in connection with the creation, issuance, sale and delivery of the ADSs to and by the Underwriters and the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any net income, capital gains or franchise taxes imposed on the Underwriters by a taxing jurisdiction as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

6.                                      (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d)                                 The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)                                  Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7.                                      [The Company covenants and agrees with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and delivery of the of the ADSs and Underlying Shares represented thereby under the Act and all other fees or expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, the Deposit Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the ADSs; (iv) all expenses in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and disbursements of counsel for the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; (vi) all fees and expenses in connection with listing the ADSs on the Exchange; (vii) all fees and expenses in connection with the preparation and filing of the Form 8-A Registration Statement relating to the Ordinary Shares, par value US$0.0001 per share, of the Company and all fees and expenses in connection with listing the ADSs on the Exchange; (viii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the ADSs; (ix) the cost of preparing share certificates; (x) the cost and charges of any transfer agent, registrar or depositary; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9, 10 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the ADSs by them, and any advertising expenses connected with any offers they may make.]

8.                                      The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by [10:00] p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof, the ADS Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 Cooley LLP, U.S. counsel for the Underwriters, shall have furnished to you such written opinion or opinions and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, shall have furnished to you their written opinions and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d)                                 Skadden, Arps, Slate, Meagher & Flom LLP, Hong Kong counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e)                                  King & Wood Mallesons, PRC counsel for the Underwriters, shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance satisfactory to you;

(f)                                   Commerce & Finance Law Offices, PRC counsel for the Company, shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance satisfactory to you;

(g)                                  Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(h)                                 Emmet, Marvin & Martin, LLP, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(i)                                     On the date of the Prospectus, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers Zhong Tian LLP shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(j)                                    Neither the Company nor any of its Controlled Entities shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or short-term or long-term debt of the Company or any of its Controlled Entities or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Controlled Entities, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement and the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k)                                 On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York State or the PRC authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the PRC or the declaration by the United States or the PRC of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the PRC, the Cayman Islands or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(l)                                     The ADSs to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(m)                             The Company shall have obtained and delivered to the Underwriters executed copies of a Lock-Up Agreement substantially in the form of Annex II hereto, signed by each of the persons and entities listed on Schedule IV hereto;

(n)                                 The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day next succeeding the date of this Agreement;

(o)                                 The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in this Section 8;

(p)                                 On the date of the Prospectus at a time prior to the execution of this Agreement and at each Time of Delivery, as the case may be, the Chief Financial Officer of the Company shall have furnished to the Representatives an officer’s certificate, dated the date of delivery thereof and substantially in the form of Annex III hereto, certifying to the effect that certain operating data and financial figures contained in the Registration Statement, the Pricing Prospectus and the Prospectus, have been derived from and verified against the Company’s accounting and business records, and he has no reason to believe that such data is not true and accurate set forth in;

(q)                                 The Company and the Depositary shall have executed and delivered to the Representatives the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on such Time of Delivery. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Underlying Shares and the issuance of the ADSs representing such Underlying Shares in accordance with the Deposit Agreement;

(r)                                    The Company shall have entered into a side letter agreement with the Depositary (the “Depositary Side Letter”), instructing the Depositary, for a period of 180 days after the date of the Prospectus, not to accept any deposit of any Ordinary Shares in the Company’s ADR facility or issue any new ADRs evidencing the ADSs to any shareholder or any third party, unless the Company has consented to such deposit. The Company covenants that it will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-Up Period without the prior written consent of each of the Representatives;

(s)                                   At each Time of Delivery, the Representatives shall have received a certificate of the Depositary, in form and substance satisfactory to the Representatives, executed by one of its authorized officers with respect to the deposit with the custodian under the Deposit Agreement of the Underlying Shares to be purchased against the issuance of the ADSs to be delivered by the Company at such Time of Delivery, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request;

(t)                                    On or prior to such Time of Delivery, the ADSs shall be eligible for clearance and settlement through the facilities of DTC; and

(u)                                 On such Time of Delivery, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Pricing Prospectus and the Prospectus, issuance and sale of the Underlying Shares or ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

9.                                      (a) The Company will indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Act, and such Underwriter’s and affiliates’ respective directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such indemnified party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement).

(b)                                 Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which any Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the names and addresses of the Underwriters, and the concession figure appearing in the first paragraph under the caption “Underwriting.”

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.                               (a) The Company will indemnify and hold harmless the DSP Underwriters and their respective affiliates, such affiliates’ respective directors officers, employees and employees and any person who controls the DSP Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages and liabilities to which such indemnified party may become subject, under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon the failure of any Directed Share Participant to pay for and accept delivery of Reserved ADSs that the Directed Share Participant agreed to purchase, or (iii) are related to, arise out of or are in connection with the Directed Share Program; provided, however, that with respect to clauses (ii) and (iii) above, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith or gross negligence of the DSP Underwriters.

(b)                                 Promptly after receipt by an indemnified party under subsection (a) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraph of this Section 10.  In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such DSP Underwriter, be counsel to the Company), and, after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company shall not be liable to such indemnified party under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c)                                  If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) or (b) of this Section 10 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the DSP Underwriters on the other from the offering of the Reserved ADSs.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the DSP Underwriters on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the DSP Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Reserved ADSs (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the DSP Underwriter for the Reserved ADSs.  If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the DSP Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the DSP Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c).  Notwithstanding the provisions of this subsection (c), the DSP Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Reserved ADSs sold by it and distributed to the Directed Share Participants exceeds the amount of any damages which any DSP Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)                                 The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the DSP Underwriters and each person, if any, who controls the DSP Underwriters within the meaning of the Act and each broker-dealer or other affiliate of the DSP Underwriters.

11.                               (a) If any Underwriter shall default in its obligation to purchase the ADSs that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such ADSs, or the Company notifies you that it has so arranged for the purchase of such ADSs, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b)                                 If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-tenth of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-tenth of the aggregate number of all of the ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Sections 9 and 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.                               The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the ADSs.

13.                               If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof; but, if for any other reason any ADSs are not delivered by or on behalf of the Company as provided herein, or the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof.

14.                               In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, confirmed email or facsimile transmission to Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: General Counsel; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, United States, Attention: General Counsel; and China Renaissance Securities (Hong Kong) Limited, Units 8107-08, Level 81, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, Attention: Project Mega; and if to the Company shall be delivered or sent by mail, confirmed email or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and, to the extent provided in Sections 9, 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.                               Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.                               The Company acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.                               This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Cogency Global Inc., as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

20.                               The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.                               Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.                               Recognition of the U.S. Special Resolution Regimes.

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)                                  As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)                                     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)                                  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)                               a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.                               In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the custodian counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
Smart Share Global Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting on behalf of itself and as a Representative of the several Underwriters named in Schedule I hereto

Goldman Sachs (Asia) L.L.C. (Incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

China Renaissance Securities (Hong Kong) Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Goldman Sachs (Asia) L.L.C.	[•]	[•]
Citigroup Global Markets Inc.	[•]	[•]
China Renaissance Securities (Hong Kong) Limited	[•]	[•]
BOCI Asia Limited	[•]	[•]
Tiger Brokers (NZ) Limited	[•]	[•]
Futu Inc.	[•]	[•]
SNB Finance Holdings Limited	[•]	[•]
Total	[•]	[•]

Schedule I-1

SCHEDULE II

List of Controlled Entities

Subsidiaries:

1.              Smart Share International Limited

2.              Zhixiang Technology (Shanghai) Co., Ltd. (挚享科技(上海)有限公司)

3.              Zhicheng Technology (Shanghai) Co., Ltd. (挚成科技(上海)有限公司)

Consolidated Variable Interest Entity:

1.              Shanghai Zhixiang Technology Co., Ltd. (上海挚想科技有限公司)

Schedule II-1

SCHEDULE III

(a)                                 Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow dated [•]

(b)                                 Additional documents incorporated by reference

[None]

(c)                                  Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per ADS is US$[•]

The number of ADSs purchased by the Underwriters is [•] (not including the Optional ADSs).

(d)                                 Written Testing-the-Waters Communications

[None]

Schedule III-1

SCHEDULE IV

Name of Persons and Entities Entering into Lock-Up Agreements

Schedule IV-1

ANNEX I
FORM OF PRESS RELEASE

Smart Share Global Limited

[Date]

Smart Share Global Limited  (the “Company”) announced today that Goldman Sachs (Asia) L.L.C., Citigroup Global Markets Inc. and China Renaissance Securities (Hong Kong) Limited, the joint book-running managers in the recent public sale of [•] American Depositary Shares, representing [•] Class A ordinary shares of the Company, are [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s Class A ordinary shares held by [certain officers or directors] [an officer or director] of the Company before the end of the original lock-up period. The [waiver] [release] will take effect on [•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex I-1

ANNEX II
FORM OF LOCK-UP AGREEMENT

[•], 2021

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

China Renaissance Securities (Hong Kong) Limited

Units 8107-08, Level 81

International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

Re: Smart Share Global Limited - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs (Asia) L.L.C., Citigroup Global Markets Inc. and China Renaissance Securities (Hong Kong) Limited as representatives (each, a “Representative,” and collectively, the “Representatives”) of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the Underwriters with Smart Share Global Limited, an exempted company incorporated in the Cayman Islands (the “Company”), providing for an initial public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of a certain number of American Depositary Shares (“ADSs”), representing Class A ordinary shares, par value US$0.0001 per share, of the Company ([together with Class B ordinary shares of the Company,]1 the “Ordinary Shares”). The undersigned is a record or beneficial owner of ADSs, Ordinary Shares of the Company, or securities convertible into or exercisable or exchangeable for such ADSs or Ordinary Shares as of the date hereof and/or during the Lock-up Period (as defined below) (collectively, “Shares”). Unless otherwise defined, capitalized terms used herein shall have the definitions set forth in the Underwriting Agreement.

1  To be included in lock-up agreements of directors, officers and entities affiliated with founders of the Company.

Annex II-1

To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not cause or direct any of its affiliates to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (such period, the “Lock-up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares [(whether acquired before or after the date hereof)]1 beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned [as of the date hereof (the “Lock-Up Shares”)]2 or (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of [the Lock-Up]2 Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares, in cash or otherwise, (3) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, or (4) make any demand for or exercise any right with respect to, the registration of any [Lock-Up]2 Shares. The foregoing sentence shall not apply to (a) transactions relating to Shares acquired in [the Public Offering or in]2 open market transactions after the completion of the Public Offering, provided that no public announcement or filing under the Exchange Act [(other than any filings under Section 13 of the Exchange Act)]2 shall be required or shall be voluntarily made in connection with subsequent sales of the Shares acquired in such open market transactions, (b) transfers of Shares as a bona fide gift or through will or intestacy, [(c) if the undersigned is a partnership, limited liability company or corporation, distributions of Shares to limited partners, members or shareholders of the undersigned]1 / [(c) if the undersigned is a partnership, limited liability company or corporation, transfers or distributions of Shares to direct or indirect limited partners, members, shareholders or “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act) of the undersigned]2, (d) transfers of any Shares to (i) immediate family members, (ii) any trust for the direct or indirect benefit of the undersigned, or (iii) an entity beneficially owned and controlled by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (x) each donee, distributee or transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter agreement, and (y) no filing under the Exchange Act or other public announcements [(other than any filings under Section 13 of the Exchange Act)]2 shall be required or shall be voluntarily made during the Lock-up Period, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Shares, provided that such plan does not provide for the transfer of the Shares during the Lock-up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Shares may be made under such plan during the Lock-up Period, (f) transfer of any Shares by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency, provided that any undersigned’s Shares received upon such transfer shall be subject to the terms of this letter agreement to the extent as permitted by law and that no other public announcement shall be required or shall be made voluntarily during the Lock-up Period in connection with such transfer or disposition, or (g) transfer of any Shares pursuant to a merger, consolidation or other similar transaction or bona fide third-party tender offer made to all holders of the Company’s capital stock involving a Change of Control of the Company (including voting in favor of any such transaction or taking any other action in connection with such transaction), that, in each case, has been approved by the board of directors of the Company, provided that in the event that such transaction is not completed, the undersigned’s [Lock-up]2 Shares shall remain subject to the restrictions contained herein, and provided that “Change of Control” shall mean the transfer, in one transaction or in a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving entity), provided further that in the event that such merger, consolidation, other similar transaction or tender offer is not completed, the undersigned’s [Lock-up]2 Shares shall remain subject to the provisions of this letter agreement. For purposes of this letter agreement, “immediate family members” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

2  To be included in lock-up agreements of shareholders other than entities affiliated with founders of the Company.

Annex II-2

In addition, nothing in this letter agreement shall be deemed to prohibit (i) any transfer of any undersigned’s Shares to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s pre-existing equity incentive plans that are described in the Registration Statement, the Pricing Prospectus and the Prospectus, or in connection with tax or other obligations as a result of testate succession or intestate distribution, (ii) any transfer of undersigned’s Shares pursuant to any contractual arrangement that provides for the repurchase of undersigned’s Shares by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or any subsidiaries or consolidated affiliated entities of the Company, or (iii) the exercise of any rights to acquire any undersigned’s Shares by means of cash or cashless exercises or the disposition of the undersigned’s Shares to the Company, or exchange or conversion of any stock options or any other securities convertible into or exchangeable or exercisable for undersigned’s Shares granted pursuant to the Company’s pre-existing equity incentive plans that are described in the Registration Statement, the Pricing Prospectus and the Prospectus, provided that any undersigned’s Shares received upon such exercise, exchange or conversion shall be subject to the terms of this letter agreement [,or (iv) any charge, mortgage, lien, pledge, restriction, security interest or other encumbrance in respect of the Shares to secure any of the undersigned’s (or any of its affiliates’) payment obligations under a loan agreement to be entered into on or after the date of this letter agreement by the undersigned (or any of its affiliates), provided that in the event of any enforcement by the lender under such loan agreement of its security interests in any of the undersigned’s Lock-Up Shares in accordance with the terms of such loan agreement, such lender shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter agreement with respect to the remainder of the Lock-up Period]2.

The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s [Lock-Up]2 Shares in any transfer prohibited by this letter agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any Shares the undersigned may purchase in the Public Offering.

Annex II-3

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions prior to the expiration of the Lock-up Period in connection with a transfer of Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver prior to the expiration of the Lock-up Period by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

[In the event that, during the Lock-Up Period, the Representatives waive any prohibition similar to that set forth in this letter agreement on the transfer of Shares held by any director, officer or shareholder of the Company, the Representatives shall be deemed to have also waived the same or similar prohibitions set forth in this letter agreement that would otherwise have applied to the undersigned with respect to the same percentage of the undersigned’s Lock-Up Shares as the relative percentage of aggregate Shares held by such party receiving the waiver that are subject to such waiver.  The Representatives agree that, at least three business days before the effective date of any waiver of the foregoing prohibition on the transfer of Shares, one of the Representatives will notify the undersigned of the impending waiver.]2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation in good faith between the Company and the Representatives on behalf of the Underwriters.

This letter agreement shall terminate and the undersigned shall be released from its obligations hereunder on the earlier of (i) the date that the Company advises the Underwriters in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement has not been signed on or prior to May 31, 2021, (iii) if the Registration Statement filed with the Securities and Exchange Commission in connection with the Public Offering is withdrawn, or (iv) subsequent to signing the Underwriting Agreement, the Underwriting Agreement is terminated prior to payment for and delivery of the ADSs to be sold thereunder.

This letter agreement, and any claim, controversy or dispute arising under or related to this letter agreement, is to be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of law principles.

Annex II-4

Very truly yours,

[Exact Name of Shareholder]

[Authorized Signature]

[Title]

Annex II-5

ANNEX III
FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

I, Maria Yi Xin, chief financial officer of Smart Share Global Limited, an exempted company incorporated in the Cayman Islands (the “Company”), am providing this Chief Financial Officer’s Certificate in connection with the initial public offering (the “Public Offering”) of [•] American Depositary Shares, each representing two Class A ordinary shares, par value US$0.0001 per share, of the Company, pursuant to Section 8(p) of the underwriting agreement (the “Underwriting Agreement”) dated [•], 2021 among the Company, Goldman Sachs (Asia) L.L.C., Citigroup Global Markets Inc. and China Renaissance Securities (Hong Kong) Limited as the representatives on behalf of the several underwriters named therein (the “Underwriters”), and I hereby certify as of the date of this certificate as follows:

1.                                      I am responsible for, among other things, financial and accounting matters of the Company, and am familiar with the accounting, operations and records systems and internal controls of the Company.

2.                                      I have participated in the preparation of the Registration Statement, the Pricing Prospectus and the Prospectus and has reviewed the disclosure in the Registration Statement, the Pricing Prospectus and the Prospectus.

3.                                      I have reviewed the amounts, percentages and other statistical data identified by you on the pages of each of the Preliminary Prospectus and the Prospectus relating to the Public Offering attached hereto as Annex A, and have compared such amounts, percentages or data to, or computed them from, (i) the Company’s accounting books and records prepared by the Company’s accounting personnel, or (ii) the corresponding operating data and other records maintained by the Company, as applicable, for the periods, or as of the dates, indicated and found such information to be in agreement, and such information is true, complete and accurate (giving effect to rounding where applicable).

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement. This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Public Offering.

Very truly yours,

By:
	Name:	Maria Yi Xin
	Title:	Chief Financial Officer

Annex III-1